UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2008

GOLDEN GRAIN ENERGY, LLC

(Exact Name of Registrant as Specified in Charter)

Iowa	000-51177	02-0575361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1822 43rd St. SW Mason City, IA	50401
(Address of principal executive offices)	(Zip Code)

(641) 423-8525
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 12, 2008, an article appeared in the Iowa Renewable Fuels Association newsletter discussing the development of a project that we are involved in.  A copy of the article that appeared in the newsletter is attached hereto as Exhibit 99.1.  We anticipate that a new entity will be created named Corn Oil Bio-Solutions, LLC which may develop a biodiesel plant located adjacent to our ethanol production facility.  While we anticipate being involved in the development of Corn Oil Bio-Solutions, LLC, we have not made any definitive agreement to do so.  Corn Oil-Bio-Solutions, LLC is still in the development stage and the project described in the newsletter may change in the future or may not be completed at all.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This filing on Form 8-K and the exhibits hereto contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the registrant. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this filing and matters set in the registrant’s SEC filings. These risks and uncertainties could cause the registrant’s actual results to differ materially from those indicated in the forward-looking statements.

Item 9.01  Exhibits

(d) Exhibits

99.1	Iowa Renewable Fuels Association Article Dated May 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

May 13, 2008	/s/ Walter Wendland
Date	Walter Wendland, Chief Executive Officer & President